ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*090301*

# Certificate of Change Pursuant to NRS 78.209

| Filed in the Office of | Business Number C18085-2000 |
|---|---|
| | Filing Number 20140412927-42 |
| Secretary of State | Filed On 06/04/2014 |
| State Of Nevada | Number of Pages 1 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209
## For Nevada Profit Corporations

1. Name of corporation:

IPURE LABS, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

One Billion Four Hundred Ninety Five Million (1,495,000,000) shares of Common Stock,$0.001 Par Value; Five Million (5,000,000) shares of Preferred Stock,$0.001 Par Value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

One Billion Four Hundred Ninety Five Million (1,495,000,000) shares of Common Stock,$0.001 Par Value; Five Million (5,000,000) shares of Preferred Stock,$0.001 Par Value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of common Stock,$0.001 Par Value, to be issued after the change in exchange for Five Hundred (500) issued shares of Common Stock, $0.001 Par value

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No money will be paid for the fractional shares; instead all the fractional shares will be rounded up to the nearest whole share

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President/Director

Title

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*